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                                                                   Exhibit 10.12

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 12th day of December, 1996 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and GARY B. SMITH (the "Executive").

                              Statement of Purpose

     The Corporation and the Executive entered into an Employment Agreement dated as of August 27, 1996 (the "Employment Agreement"). The Corporation and the Executive desire to amend the Employment Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Amendment, the parties hereto agree as follows:

         1. Effective as of January 1, 1997, Paragraph 1(a) of the Employment Agreement shall be amended to read as follows:

                  "(a)     Employment.  The Corporation hereby employs the
         Executive, and the Executive hereby agrees to serve, as President and Chief Executive Officer of the Corpora-tion."

         2. Effective as of January 1, 1997, Paragraph 1(b) of the Employment Agreement shall be amended to read as follows:

                  "(b) Duties. In such capacity, the Executive agrees to perform such duties and exercise such powers commensurate with his office as may from time to time be reasonably requested of him by the Board of Directors of the Corporation (the "Board") or vested in him by the bylaws of the Corporation, subject to the control and direction of the Board. During the Term, the Executive shall:

                           (1) devote substantially all of his business time,
                  attention and abilities to the businesses of the Corporation (including its subsidiaries or affiliates, when so required), and in any case as much thereof as the Board may reasonably deem to be necessary for such businesses;

                           (2) faithfully serve the Corporation and use his best efforts to promote and develop the interests of the Corporation; and

                           (3) not acquire, directly or indirectly, any interest in any firm, partnership, association or corporation,


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                  the business operations of which in any manner, directly or indirectly, compete with the trade or businesses of the Corporation or any of its subsidiaries or affiliates, provided that the Executive may beneficially own, directly or indirectly, or exercise control or direction over, the voting securities of a publicly traded company, on the condition that the percentage of such securities owned, controlled or directed by the Executive shall not exceed 5% of the voting securities of the publicly traded company."

         3. Paragraph 2(c)(1) of the Employment Agreement is hereby amended to read as follows:

                  "(1) the Executive's resignation from the office of President and Chief Executive Officer of the Corporation without the Corporation's prior consent;"

         4. Paragraph 2(e)(1) of the Employment Agreement is hereby amended to read as follows:

                  "(1) except where such failure or change is specifically approved by the Executive (whether as a member of the Board or individually), failure to elect or reelect or to appoint or reappoint the Executive to the office of President and Chief Executive Officer of the Corporation, or any other material change by the Corporation of the Executive's functions, duties or responsibilities which would cause the ranking or level, dignity, responsibility, importance or scope of the Executive's position with the Corporation to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Paragraph 1 above; provided, however, that the Executive must first (i) provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(1), and (ii) allow the Board 60 days from receipt of notice to cure such failure;"

         5. Effective as of January 1, 1997, Paragraph 3(b) of the Employment Agreement is hereby amended to read as follows:

                  (b) Management by Objectives Bonus Plan. The Executive shall participate at a 75% level in the Glenayre Management by Objectives Bonus Plan, as in effect from time to time (the "MBO Plan"). The Executive's level of participation in the MBO Plan may be increased (but not decreased) from time to time as determined by the Board or its Compensation Committee in its absolute discretion."


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         6.       The notice to the Corporation under Paragraph 11 of the
Employment Agreement shall be given to the Corporation as follows:

                           Glenayre Technologies, Inc.
                           5935 Carnegie Boulevard
                           Charlotte, North Carolina  28209
                           Attention:  Chairman of the Board

         7. The Executive acknowledges and agrees that no event has occurred prior to the date hereof which constitutes "Good Reason" (as defined in Paragraph 2(e) of the Employment Agreement), including without limitation a "Change in Control", as defined in Paragraph 2(e)(6) of the Employment Agreement), which would entitle the Executive to terminate his employment under the Employment Agreement and to be paid certain payments under Paragraph 2(f) of the Employment Agreement.

         8. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                                     GLENAYRE TECHNOLOGIES, INC.


                                                     By:  s/Ramon D. Arizzone

                                                     Title:  Chairman



                                                   s/Gary B. Smith
                                                     Gary B. Smith


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